EXHIBIT 13.1

Certifications Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Paranovus Entertainment Technology Ltd. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended March 31, 2024 of the Company fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 31, 2024

By:	/s/ Xiaoyue Zhang
Name: Xiaoyue Zhang
Title: Chief Executive Officer

Date: July 31, 2024

By:	/s/ Ling Guo
Name: Ling Guo
Title: Chief Financial Officer